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                        INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-3 of our report dated July 17, 1995 (August 21, 1995 as to Contingencies Note), included in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP

Seattle, Washington

September 13, 1996